UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On December 9, 2003, Penn Virginia Resource Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement between the Partnership, Penn Virginia Resource GP, LLC, Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company (“Selling Unitholder”) and Lehman Brothers Inc., pursuant to which the Selling Unitholder will sell 1,000,000 common units representing limited partner interests in the Partnership pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-106239), as amended and supplemented by the prospectus supplement dated December 9, 2003. The Selling Unitholder also granted the Underwriter a 30-day option to purchase up to an additional 150,000 common units. The press release relating to the pricing of the 1,000,000 shares of common stock is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of December 9, 2003, among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company and Lehman Brothers Inc.

Exhibit 99.1	Press Release of Penn Virginia Resource Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2003

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By:	/s/ Nancy M. Snyder

Nancy M. Snyder Vice President

Exhibit Index

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated as of December 9, 2003, among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC, Peabody Energy Corporation, Peabody Natural Resources Company and Lehman Brothers Inc.

Exhibit 99.1	Press Release of Penn Virginia Resource Partners, L.P.